UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 23, 2019

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19731 (Commission File No.)	94-3047598 (IRS Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, California

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $0.001 per share	GILD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On August 23, 2019, Gilead Sciences, Inc. (the “Company”) closed its previously announced collaboration with Galapagos NV (“Galapagos”) pursuant to the terms of that certain Option, License and Collaboration Agreement, dated July 14, 2019, between the Company and Galapagos, as previously described by the Company on its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2019.

Also on August 23, 2019, Gilead Therapeutics A1 Unlimited Company, an unlimited liability company formed under the laws of Ireland and a wholly owned subsidiary of the Company (“Investor”), closed the purchase of 6,828,985 ordinary shares of Galapagos, no par value, at a price per share of EUR 140.59 to bring Investor’s aggregate ownership percentage in Galapagos to 20.1% on a fully diluted basis (or approximately 22.0% of Galapagos’ issued and outstanding shares as of August 23, 2019). The purchase was made pursuant to the terms of the Subscription Agreement, dated July 14, 2019, between Investor and Galapagos, as previously described by the Company on its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2019.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

The joint press release issued by the Company and Galapagos is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Joint Press Release issued by Gilead Sciences, Inc. and Galapagos NV on August 23, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ Brett A. Pletcher
Brett A. Pletcher
EVP, General Counsel and Corporate Secretary

Date:        August 27, 2019